EXHIBIT 10.28d

RESTRICTED STOCK GRANT Terms Director Plan Rev. II
TIFFANY & CO.
a Delaware Corporation
(the “Company”)
TERMS OF RESTRICTED STOCK UNIT GRANT
under the
2008 DIRECTORS EQUITY COMPENSATION PLAN
(the “Plan”)
Terms Effective May 26, 2016

1. Introduction and Terms of Grant. Participant has been granted (the “Grant”) Restricted Stock Units which shall be settled by the issuance and delivery of shares of Common Stock (“Shares”), subject to the terms and conditions set forth below. The Grant has been made under the Plan by the Nominating/Corporate Governance Committee of the Company’s Board of Directors (the “Committee”). The name of the “Participant,” the “Grant Date,” the number of “Restricted Stock Units” granted and the “Maturity Date” are stated in the attached “Notice of Grant.” The other terms and conditions of the Grant are stated in this document and in the Plan.

2. Grant and Adjustment. Subject to the terms and conditions stated in this document, Participant has been granted Restricted Stock Units by the Company. As of the Grant Date, each Restricted Stock Unit has a settlement value of one Share, but the number of Shares which shall be issued and delivered pursuant to the Grant on the Maturity Date (the “Settlement Value”) shall be equal to (i) the number of Restricted Stock Units set forth in the Notice of Grant, plus (ii) the number of whole Dividend Equivalent Units credited pursuant to Section 6(b) with respect to such Restricted Stock Units. The Settlement Value shall be subject to further adjustment as provided in Section 4.2(c) of the Plan, to adjust for, among other corporate developments, stock splits and stock dividends. References to Settlement Values in this document shall be deemed reference to Settlement Values as adjusted pursuant to this Section 2.

3. Vesting. Except as otherwise provided in this Section 3 or Section 5 below, Restricted Stock Units granted will vest in full (100%) on the one-year anniversary of the Grant Date. A Restricted Stock Unit shall not vest and will be deemed to have “expired” if the Participant’s Date of Termination occurs before the one-year anniversary of the Grant Date unless the Participant’s Date of Termination occurs by reason of death or Disability, in which case the Grant shall vest on said Date of Termination. A Restricted Stock Unit which fails to vest shall be void and shall not confer upon the owner of such Restricted Stock Unit any rights, including any right to any Share, any Deferred Stock Unit or any Dividend Equivalent Unit.

4. Maturity and Deferred Stock Units. Following the Maturity Date of the Grant, (i) the Settlement Value shall be issued and delivered in Shares, and (ii) any fractional Dividend Equivalent Units credited pursuant to Section 6(b) with respect to such Grant shall be settled by the delivery of cash, in each case within thirty (30) days to or for the account of Participant. Except as provided in this Section 4 or in Section 5 below, the Maturity Date for each grant is indicated in the Notice of Grant (“Maturity Date”). The Maturity Date shown on the Notice of Grant was elected by the Participant by written notice given to the Secretary of the Company prior to the Grant from amongst one of the following alternative Maturity Dates: (i) the one-year anniversary of the Grant Date; (ii) the six-month anniversary of Participant’s Date of Termination; or (iii) a date certain, such date to be no earlier than the one-year anniversary of the Grant Date. The Participant shall have no right to accelerate or change such date. Notwithstanding the foregoing, (i) if the Participant’s Date of Termination occurs by reason of death or Disability, the Maturity Date shall be said Date of Termination, and (ii) if the Participant’s death occurs after his or her Date of Termination and before the applicable Maturity Date, the Maturity Date shall be Participant’s date of death. Any Restricted Stock Unit having a Maturity Date after the one-year anniversary of the Grant Date shall, upon vesting, convert to a deferred stock unit (such unit, a “Deferred Stock Unit”).

5. Effect of Change in Control. A Grant that has not previously vested and/or matured shall vest and mature, as applicable, on a Change in Control Date, and the Change in Control Date shall be the Maturity Date for such Grant.

6.
(a) No Dividends or Interest. No dividends or interest shall accrue or be payable upon any Restricted Stock Unit, Deferred Stock Unit or Dividend Equivalent Unit (each, a “Grant Unit”). Until a Share is issued and delivered it shall not be registered in the name of the Participant.

(b) Dividend Equivalent Units. On any date that the Company pays an ordinary cash dividend on its Common Stock (a “Dividend Date”), Participant shall be credited with a number of dividend equivalent units (each, a “Dividend Equivalent Unit”) equal to (i) the product of (A) the number of Deferred Stock Units held by Participant, plus any whole Dividend Equivalent Units previously credited under this Section 6(b), in each case held on the record date immediately prior to the Dividend Date, and (B) the per share cash dividend paid by the Company on the Dividend Date, divided by (ii) the simple arithmetic mean of the high and low sale price of the Common Stock on the New York Stock Exchange on the Dividend Date.

(c) Dividend Equivalent Units credited pursuant to this Section 6 shall not entitle Participant to any cash payment or any delivery of Shares except to the extent provided in Sections 2 and 4 above. No Dividend Equivalent Unit shall be credited for any Restricted Stock Unit that expires or is void pursuant to Section 3, or any Restricted Stock Unit or Deferred Stock Unit that has been settled pursuant to Section 4.

7. Transferability. Grant Units are not transferable otherwise than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, nor shall the Grant Units be subject to execution, attachment or similar process. Notwithstanding the foregoing, the Grant Units may be transferred by the Participant to (i) the spouse, children or grandchildren of the Participant (each an “Immediate Family Member”), (ii) a trust or trusts for the exclusive benefit of any or all Immediate Family Members, (iii) a partnership in which any or all Immediate Family Members are the only partners, or (iv) to a retirement plan for the sole benefit of the Participant and/or his Immediate Family Members provided that (x) there may be no consideration paid or otherwise given for any such transfer, and (y) subsequent transfer of the Grant Units is prohibited otherwise than by will, the laws of descent and distribution or pursuant to a domestic relations order. Following transfer, the Grant Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions of Sections 3, 4 and 5 above shall continue to be applied with respect to the original Participant following transfer and the Grant Units shall vest and mature, as applicable, only to the extent specified therein. Upon any attempt to transfer the Grant Units otherwise than as permitted herein or to assign, pledge, hypothecate or otherwise dispose of the Grant Units otherwise than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Grant Units, the Grant Units shall immediately terminate and become null and void.

8. Definitions. For the purposes of the Grant, certain words and phrases are defined in the Definitional Appendix attached. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

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9. Heirs and Successors. The terms of the Grant shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Participant may designate a beneficiary of his/her rights under the Grant by filing written notice with the Secretary of the Company. If the Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant, any Shares issuable hereunder will be delivered to the Participant’s estate.

10. Administration. The authority to manage and control the operation and administration of the Grant shall be vested in the Committee, and the Committee shall have all powers with respect to the Grant as it has with respect to the Plan. Any interpretation of the Grant made by the Committee and any decision made by it with respect to the Grant are final and binding.

11. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of the Grant shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

12. Section 409A. This Agreement is intended to comply with or be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder (“Section 409A”). To the extent that any provision hereunder is ambiguous as to its compliance with Section 409A, the provision shall be interpreted in a manner so that no amount payable to the Participant shall be subject to an “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed under Section 409A on the Participant or any other person as a result of any payment made in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, (i) if, on the date of the Participant’s separation from service, the Participant is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is the first business day of the seventh month following the separation from service (or the earliest date as is permitted under Section 409A), and (ii) if any other payments of money or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that preserves the economic benefit and original intent thereof but does not cause such an accelerated or additional tax.

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Appendix I -- Definitions

“Affiliate” shall mean any Person that controls, is controlled by or is under common control with, any other Person, directly or indirectly.

“Change in Control.” Change in Control shall mean the occurrence of any of the following:

a.
Any Person or group (as defined in Rule 13d-5 under the Exchange Act) of Persons (excluding (i) the Company or any of its Affiliates, (ii) a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (v) any surviving or resulting entity from a reorganization, merger, consolidation or other corporate transaction referred to in clause (c) below that does not constitute a Change in Control under clause (c) below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company;

b.
If the individuals who, as of May 26, 2016, constitute the Company Board (such individuals, the “Incumbent Board”) cease for any reason to constitute a majority of the Company Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

c.
The consummation of a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case with respect to which the stockholders of the Company immediately prior to the consummation of such transaction do not, immediately after the consummation of such transaction, own more than fifty percent (50%) of the combined voting power of the surviving or resulting Person from such transaction, as the case may be; or

d.
Assets representing 50% or more of the consolidated assets of the Company and its subsidiaries are sold, liquidated or distributed in a transaction (or series of transactions within a twelve (12) month period), other than such a sale or disposition immediately after which such assets will be owned directly or directly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control unless such event or condition also constitutes a “change in control event” within the meaning of Section 409A.

“Change in Control Date” shall mean the date on which a Change in Control occurs except that a Change in Control which constitutes a Terminating Transaction will be deemed to have occurred as of fourteen days prior to the date scheduled for the Terminating Transaction.

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“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

“Committee” shall mean the Nominating/Corporate Governance Committee of the Company Board, pursuant to the Company Board’s designation of such Committee on May 15, 2008 to serve as the “Committee” within the meaning of Section 5 of the Plan.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean Tiffany & Co., a Delaware corporation, and any successor to its business and/or substantially all of its assets by operation of law or otherwise.

“Company Board” shall mean the Board of Directors of the Company.

“Date of Termination shall mean, with respect to any Participant, the first day occurring on or after the date Participant incurs a separation from service with the Company, as that term is described in Section 409A, provided that a Participant who is serving as a director of the Company on the day immediately prior to the annual meeting of the stockholders in any one year, will not be deemed to have incurred his or her Date of Termination for the purposes of the Grant until, at the earliest, on the later of (i) the day following the one-year anniversary of the Grant Date or (ii) the closing of the polls at such Annual Meeting.

“Disability” shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or that is expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, no event or condition shall constitute a Disability unless such event or condition also constitutes a “disability” within the meaning of Section 409A.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

“Incumbent Board” shall have the meaning provided in sub-section b. of the definition entitled “Change in Control.”

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Plan” shall mean the Tiffany & Co. 2008 Directors Equity Compensation Plan.

“Stockholder” shall mean each stockholder of record of the Company entitled to vote in accordance with the laws of the State of Delaware, the Company’s Certificate of Incorporation, or the Company’s by-laws.

“Terminating Transaction” shall mean any one of the following:

(i)    the dissolution or liquidation of the Company;

(ii)    a reorganization, merger or consolidation of the Company with one or more Persons as a result of which the Company goes out of existence or becomes a subsidiary of another Person; or

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(iii)    upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company by another Person;

provided that none of the foregoing transactions (i) through (iii) will be deemed to be a Terminating Transaction, if, as of a date at least fourteen (14) days prior to the date scheduled for the consummation of such transaction, provisions have been made in writing in connection with such transaction for the assumption of the Grant or the substitution for the Grant of a new grant covering the publicly-traded stock of a successor Person, with appropriate adjustments as to the number and kind of shares.

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